UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 27, 2023

PPG INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-1687	25-0730780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania, 15272
(Address of Principal Executive Offices, and Zip Code)
(412) 434-3131
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.66 2/3	PPG	New York Stock Exchange
0.875% Notes due 2025	PPG 25	New York Stock Exchange
1.875% Notes due 2025	PPG 25A	New York Stock Exchange
1.400% Notes due 2027	PPG 27	New York Stock Exchange
2.750% Notes due 2029	PPG 29A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 27, 2023, PPG Industries, Inc. (the “Company”) amended and restated its Five Year Credit Agreement, among the Company; the several banks and financial institutions party thereto; JPMorgan Chase Bank, N.A., as administrative agent; JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, BNP Paribas Securities Corp, and Citibank, N.A. as joint lead arrangers and joint bookrunners; PNC Bank, National Association, BNP Paribas, and Citibank, N.A., as co-syndication agents; and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Banco Santander, S.A., New York Branch, Bank of America, N.A., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Intesa Sanpaolo S.P.A., New York Branch, Societe Generale, Sumitomo Mitsui Banking Corporation, The Toronto-Dominion Bank, New York Branch, Unicredit Bank AG, New York Branch, U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-documentation agents (the “Credit Agreement”). The Credit Agreement amends and restates the Company’s existing Amended and Restated Five Year Credit Agreement dated as of August 30, 2019. The Credit Agreement provides for a $2.3 billion unsecured revolving credit facility. The Company has the ability to increase the size of the credit facility provided by the Credit Agreement by up to an additional $750 million, subject to the receipt of lender commitments and other conditions precedent. The Credit Agreement will terminate and all amounts outstanding thereunder will be due and payable on July 27, 2028; although, under circumstances specified in the Credit Agreement, the Company may make two requests to extend such termination date for up to two additional one-year periods subject to the approval of the lenders who elect to remain lenders during the period of such extensions. Existing lenders may elect to increase their commitment amounts, and new lenders may be added under certain circumstances to replace the commitments of lenders who do not agree to extension requests. The Company has the right, subject to certain conditions set forth in the Credit Agreement, to designate certain subsidiaries of the Company as borrowers under the Credit Agreement. In connection with any such designation, the Company is required to guarantee the obligations of any such subsidiaries under the Credit Agreement.
Borrowings under the Credit Agreement may be made in U.S. Dollars or in Euros. The Credit Agreement provides that loans denominated in U.S. Dollars will bear interest at rates based, at the Company’s option, on either (a) the Base Rate, as defined in the Credit Agreement, less 1.000% (with the resulting margin not less than 0.000%), plus a margin based on the Company Credit Rating, as defined below, with maximum and minimum margins ranging from 0.750% to 1.250% per annum or (b) Term SOFR, as defined in the Credit Agreement, plus 0.10% (with the resulting margin not less than 0.000%), plus a margin based on the Company Credit Rating, with maximum and minimum margins ranging from 0.750% to 1.250% per annum. The Credit Agreement provides that loans denominated in Euros will bear interest at the EURIBO Rate, as defined in the Credit Agreement, plus a margin based on the Company Credit Rating, with maximum and minimum margins ranging from 0.750% to 1.250% per annum. Additionally, the Credit Agreement contains a commitment fee (the “Commitment Fee”) on the amount of unused commitments under the Credit Agreement ranging from 0.060% to 0.125% per annum depending on the Company Credit Rating. The interest rate margins and the Commitment Fee will be determined with reference to the pricing grid set forth in the Credit Agreement referencing the ratings established by Standard & Poor’s, a division of S&P Global Inc., and Moody’s Investor Service Inc. for the Company’s non-credit enhanced, long-term, senior, unsecured debt (the “Company Credit Rating”).
The Credit Agreement contains usual and customary restrictive covenants for facilities of its type, which include, with specified exceptions, limitations on the Company’s ability to create liens or other encumbrances, to enter into sale and leaseback transactions and to enter into consolidations, mergers or transfers of all or substantially all of its assets. The Credit Agreement also requires the Company to maintain a ratio of Total Indebtedness, as defined in the Credit Agreement, to Total Capitalization, as defined in the Credit Agreement, of 60% or less; provided, that for any fiscal quarter in which the

Company or any of its Subsidiaries has made an acquisition for consideration in excess of $1 billion and for the next five fiscal quarters thereafter, the ratio of Total Indebtedness to Total Capitalization may not exceed 65% at any time.
The Credit Agreement contains, among other things, customary events of default that would permit the lenders to accelerate the loans, including the failure to make timely payments when due under the Credit Agreement or other material indebtedness, the failure to satisfy covenants contained in the Credit Agreement, a change in control of the Company and specified events of bankruptcy and insolvency.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the terms of the Credit Agreement set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Five Year Credit Agreement dated as of July 27, 2023 among PPG Industries, Inc.; the several banks and financial institutions party thereto; JPMorgan Chase Bank, N.A., as administrative agent; JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, BNP Paribas Securities Corp, and Citibank, N.A. as joint lead arrangers and joint bookrunners; PNC Bank, National Association, BNP Paribas, and Citibank, N.A., as co-syndication agents; and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Banco Santander, S.A., New York Branch, Bank of America, N.A., Goldman Sachs Bank USA, HSBC Bank USA, National Association, Intesa Sanpaolo S.P.A., New York Branch, Societe Generale, Sumitomo Mitsui Banking Corporation, The Toronto-Dominion Bank, New York Branch, Unicredit Bank AG, New York Branch, U.S. Bank National Association, and Wells Fargo Bank, National Association, as co-documentation agents.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: July 31, 2023	By:	/s/ Vincent J. Morales
Vincent J. Morales
Senior Vice President and Chief Financial Officer